UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) March 19, 2010

OLD REPUBLIC INTERNATIONAL CORPORATION

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(Exact name of Registrant as Specified in Charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant

(a)(i)  On March 19, 2010, PricewaterhouseCoopers LLC (“PwC”) advised Old Republic International Corporation (“Old Republic”) that PwC was declining to stand for re-election as Old Republic’s independent registered public accounting firm for 2010.  Such declination to stand for re-election will become effective upon completion of services related to the review of the unaudited consolidated quarterly financial information to be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

(ii)  During the past two years, PwC’s reports on Old Republic’s financial statements have not contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)  The declination was communicated following Old Republic’s request for proposals for the 2010 financial statement audit sent to PwC and several other audit firms on March 10, 2010 by Old Republic’s Audit Committee.  As of March 19, 2010, no decision had been reached relative to auditor selection because no proposals had been received.  As a result of the above-noted declination by PwC, Old Republic’s Audit Committee must now select a new independent registered public accounting firm from among several firms which choose to submit proposals for consideration.

(iv)  During Old Republic’s two most recent fiscal years and through March 19, 2010, there has been one disagreement between Old Republic and PwC.  The disagreement related to treatment in the third quarter 2009 of certain mortgage guaranty reinsurance commutation transactions with captive reinsurers owned by lending institutions.  Old Republic had concluded that, in accordance with traditional reinsurance accounting practices, funds received ($82.5 million) in excess of amounts owed to it by the captive reinsurers should be deferred and recognized in the income statements of the future periods during which the related claim costs were expected to occur.  PwC believed that generally accepted accounting principles (“GAAP”) required that the $82.5 million be recognized immediately as income from a contract termination.  Old Republic’s Audit Committee had discussed these alternate accounting treatments with responsible management and PwC personnel and had concurred with Old Republic’s position.  The disagreement was discussed in Old Republic’s press release of November 3, 2009 (see accompanying exhibit 99.1).  As a result of this disagreement, PwC was unable to complete its review of Old Republic’s financial statements, and Old Republic’s third quarter 2009 Form 10-Q, although filed by its due date, was considered not to have been complete and therefore not timely.

Old Republic requested the views of the Office of the Chief Accountant (“OCA”) of the Securities and Exchange Commissions regarding the accounting for the commutation transactions.  On January 25, 2010, staff in the OCA advised Old Republic that they did not agree with the Company’s accounting treatment for these transactions.  Concurrently with the resolution of the matter on January 25, 2010, Old Republic issued a press release informing shareholders and the investment community about the resolution and its effect on the third quarter and first nine months’ 2009 financial statements, as it had previously announced. (See accompanying exhibit 99.2).  On February 5, 2010, Old Republic filed its Form 10-Q/A for the quarter ended September 30, 2009 which included restated quarterly financial statements for this matter.

Old Republic has authorized PwC to discuss the disagreement fully with whomever Old Republic elects to replace PwC as its independent registered public accounting firm.

(v)  During Old Republic’s two most recent fiscal years through March 19, 2010, there were no reportable events within the meaning of paragraph (a)(i)(v) of Item 304, Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
16.1	Letter of PricewaterhouseCoopers LLP, dated as of March 24, 2010, to the Securities and Exchange Commission indicating whether they agree with the statements made in this current report on Form 8-K.

99.1	Press release dated November 3, 2009

99.2	Press release dated January 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: March 24, 2010	By: /s/ Karl W. Mueller
Karl W. Mueller
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS
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Exhibits

16.1           Letter of PricewaterhouseCoopers LLP, dated as of March 24, 2010, to the Securities and Exchange Commission indicating whether they agree with the statements made in this current report on Form 8-K.

99.1           Press release dated November 3, 2009

99.2           Press release dated January 25, 2010